SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                        ----------------


                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported):           September 15, 1998
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                  INSITUFORM TECHNOLOGIES, INC.
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)


    Delaware                 0-10786              13-3032158
------------------         ------------         --------------
 (State or other           (Commission          (IRS Employer
 jurisdiction of           File Number)       Identification No.)
 incorporation)


702 Spirit 40 Park Drive, Chesterfield, Missouri       63005
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number,
including area code                               (314) 530-8000
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

Item 5.   Other Events.
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Video Injection Acquisition
---------------------------

     On September 15, 1998, the Registrant completed its acquisition of 80% of the shares (the "Initial Shares") of Video Injection S.A.R.L. ("Video Injection"), a company that utilizes multifunctional robotic devices developed by it in connection with the inspection and repair of pipelines. The purchase price for the Initial Shares was 28,000,000FF, 13,500,000FF of which was paid at closing, 7,020,000FF of which is due on the first anniversary of closing and 7,480,000FF of which is due on the second anniversary of closing, such additional installments secured by the Registrant's letter of credit arrangements. On the fifth anniversary of closing (or earlier, in specified events), the Registrant will purchase the remaining 20% of the shares of Video Injection pursuant to a formula based on Video Injection's results of operations. The Company has also obtained non-competition arrangements from the two principals of Video Injection (who remain employed by Video Injection) that extend three years beyond the period of employment.


Cat Proceeding
--------------

     On September 10, 1998, in previously reported legal proceedings initiated by the Registrant against Cat Contracting, Inc. ("Cat"), Michigan Sewer Construction Company ("Michigan"), Inliner U.S.A. ("Inliner") and Kanal Sanierung Hans Muller GmbH & Co., the United States Court of Appeals for the Federal Circuit has issued its opinion affirming the December 1996 determination of the United States District Court for the Southern District of Texas that Inliner's multiple-cup process infringed the Registrant's serial vacuum impregnation patent, but reversed the lower court and ruled that Inliner's process involving the use of multiple needles for impregnation of cured-in-place tubes did not infringe the Registrant's patent.

     On September 2, 1998, prior to the decision of the Court of Appeals, the lower court had issued its opinion and ruling as to damages sustained by the Registrant for infringement. The court awarded to the Registrant damages in the amount of approximately
$21.9 million, consisting of reasonable royalties on work performed by defendants Cat, Michigan and Inliner utilizing the Registrant's patented processes and enhanced damages against Cat and Inliner for willful infringement of the Registrant's serial vacuum impregnation patent and prejudgment interest. In addition, the court awarded to the Registrant recovery of its attorney's and expert witness fees.

     The Registrant is reviewing its alternatives with respect to a reconsideration by the Court of Appeals of its determination regarding infringement, and is currently unable to predict the effect of the Court of Appeal's decision on the award of damages by the lower court. In the event the Court of Appeals decision remains unmodified, the damages award by the lower court would be substantially reduced. In addition, the Registrant is unable to predict the likelihood of any recovery from defendants of amounts awarded, whether defendants will elect to appeal any damages award or whether defendants will be positioned to pursue any such appeal in view of applicable bonding requirements with respect to any award.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            INSITUFORM TECHNOLOGIES, INC.

                            By s/Robert L. Kelley
                              ------------------------------
                              Robert L. Kelley
                              Vice President-General Counsel


Dated: as of September 15, 1998